Exhibit 8.1

Name of Subsidiary	Jurisdiction of Incorporation	Beneficial Ownership	Name Under Which Subsidiary Conduct Business
Shanda Holdings Limited	British Virgin Islands	100%	Shanda Holdings Limited
Shengqu Information Technology (Shanghai) Co., Ltd.	People’s Republic of China	100%	Shengqu Information Technology (Shanghai) Co., Ltd.
Shanda Computer (Shanghai) Co., Ltd.	People’s Republic of China	100%	Shanda Computer (Shanghai) Co., Ltd.
Grandpro Technology Ltd.	British Virgin Islands	85.03%	Grandpro Technology Ltd.
Shanda Zona LLC	Delaware	100%	Shanda Zona LLC
Shanda Zona Limited	British Virgin Islands	100%	Shanda Zona Limited
Actoz Soft Co., Ltd.	Korea	50.1%	Actoz Soft Co., Ltd.
Grandpro Technology (Shanghai) Co., Ltd.	People’s Republic of China	100%	Grandpro Technology (Shanghai) Co., Ltd.
Shanda Online Holdings Limited	Cayman	100%	Shanda Online Holdings Limited
Shanda Online International (HK) Ltd.	Hong Kong	100%	Shanda Online International (HK) Ltd.
EZ Home Holdings (HK) Limited	Hong Kong	100%	EZ Home Holdings (HK) Limited
Sicent International (HK) Ltd.	Hong Kong	100%	Sicent International (HK) Ltd.
In-game Media Holdings (HK) Ltd.	Hong Kong	100%	In-game Media Holdings (HK) Ltd.
Shanda Publishing (HK) Limited	Hong Kong	100%	Shanda Publishing (HK) Limited
Chengdu Guangmang Technology Co., Ltd.	People’s Republic of China	20%	Chengdu Guangmang Technology Co., Ltd.
Shanda Games Holdings (HK) Ltd.	Hong Kong	100%	Shanda Games Holdings (HK) Ltd.